Exhibit 99.1

1 Becton Drive

Franklin Lakes, NJ 07417

www.bd.com

News Release

Contact:

Monique N. Dolecki, Investor Relations – 201-847-5453

Kristen Cardillo, Corporate Communications – 858-617-2317

BD ANNOUNCES RESULTS FOR 2016 FIRST FISCAL QUARTER

•	Announces adjusted revenues of $2.992 billion, an increase of 45.9 percent, or 53.8 percent on a currency-neutral basis. On a comparable, currency-neutral basis, adjusted revenues grew 1.8 percent. As reported, revenues increased 45.6 percent to $2.986 billion.
•	Adjusted diluted earnings per share of $1.96 increased 28.1 percent, or 45.8 percent on a currency-neutral basis. As reported, diluted earnings per share were $1.06.
•	Raises fiscal year 2016 adjusted diluted earnings per share guidance to $9.01 to $9.08 on a currency-neutral basis. Including the unfavorable impact from foreign currency, the Company continues to expect adjusted diluted earnings per share to be between $8.37 and $8.44.

Franklin Lakes, NJ (February 3, 2016) – BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today reported quarterly adjusted revenues of $2.992 billion for the first fiscal quarter ended December 31, 2015, an increase of 45.9 percent over the prior-year period as reported, or 53.8 percent on a currency-neutral basis. On a comparable, currency-neutral basis, first quarter adjusted revenues grew 1.8 percent. As reported, first quarter revenues were $2.986 billion.

“We are pleased with our solid start and outlook for fiscal year 2016,” said Vincent A. Forlenza, Chairman, CEO and President. “Both segments contributed to growth and we expanded our operating margins as we continued to make investments to support our innovation strategy.”

All “comparable” basis revenue growth rates presented throughout this release include the results of CareFusion in the current and prior-year periods. For reconciliations of these revenue amounts and growth rates to the most directly comparable GAAP measures, please refer to the tables at the end of this release.

First Quarter Fiscal 2016 Operating Results

Adjusted diluted earnings per share were $1.96, compared with $1.53 in the prior-year period. This represents an increase of 28.1 percent, or 45.8 percent on a currency-neutral basis. On a reported basis, diluted earnings per share for the first quarter were $1.06 compared with $1.20 in the prior-year period.

Current and prior-year adjusted results exclude the impact of the non-cash amortization of intangible assets and other certain specified items. These specified items are detailed in the accompanying reconciliation of reported diluted earnings per share to adjusted diluted earnings per share.

Segment Results

In the BD Medical segment, worldwide adjusted revenues for the quarter were $2.060 billion, an increase of 92.1 percent over the prior-year period as reported, or 101.4 percent on a currency-neutral basis. On a comparable, currency-neutral basis, adjusted Medical revenues grew 1.9 percent. The segment’s revenue growth reflects solid performance across the Medication Management Solutions, Medication and Procedural Solutions, Pharmaceutical Systems, and Diabetes Care units, partially offset by a decline in the Respiratory Solutions unit. The segment’s results were also impacted by unfavorable comparisons to the prior year, as expected. On a reported basis, Medical revenues were $2.054 billion.

In the BD Life Sciences segment, worldwide revenues for the quarter were $933 million, a decrease of 4.8 percent from the prior-year period, or an increase of 1.7 percent on a currency-neutral basis. The segment’s results reflect solid growth in the Preanalytical Systems unit and the Biosciences unit. Revenues in the Diagnostic Systems unit declined slightly as growth in both microbiology and molecular were offset by a weaker-than-expected flu season.

Geographic Results

First quarter adjusted revenues in the U.S. of $1.697 billion represent an increase of 92.6 percent over the prior-year period as reported. On a comparable basis, adjusted U.S. revenues increased 1.5 percent. Within the BD Medical segment, growth was driven by strong sales in the Diabetes Care unit. Results across the other units in the segment were impacted by unfavorable comparisons to the prior year. Growth in the BD Life Sciences segment was driven by strong performance in the Biosciences unit and solid growth in the Preanalytical Systems unit. The decline in the Diagnostic Systems unit was driven by the aforementioned weaker-than-expected flu season. On a reported basis, U.S. revenues were $1.691 billion.

Revenues outside of the U.S. were $1.295 billion, representing an increase of 10.7 percent over the prior-year period, or an increase of 24.6 percent on a currency-neutral basis. On a comparable, currency-neutral basis, international revenues grew 2.2 percent. This reflects continued strength in Europe and sales of safety-engineered products. This was partially offset by timing of tenders and capital installations, and slower growth in China, as well as unfavorable comparisons to the prior year in emerging markets.

Fiscal 2016 Outlook for Full Year

The Company continues to estimate that currency-neutral adjusted revenues for the full fiscal year 2016, including the accretion from the acquisition of CareFusion, will increase 24.5 to 25.0 percent.

Including the impact of foreign currency, as adjusted and as reported, revenues are now expected to increase 20.0 to 20.5 percent. This is a decrease from previously issued guidance of 23.0 to 23.5 percent growth. On a comparable, currency-neutral basis, the Company continues to estimate organic adjusted revenues will increase 4.5 to 5.0 percent.

The Company continues to expect adjusted diluted earnings per share to be between $8.37 and $8.44 for the full fiscal year 2016 including the estimated unfavorable impact from foreign currency. This represents growth of approximately 17.0 to 18.0 percent. On a currency-neutral basis, the Company now expects full-year fiscal 2016 adjusted diluted earnings per share to be between $9.01 and $9.08, which represents growth of approximately 26.0 to 27.0 percent over 2015 adjusted diluted earnings per share of $7.16. This is an increase from previously issued currency-neutral guidance of $8.73 to $8.80 which represented approximately 22.0 to 23.0 percent growth. Adjusted diluted earnings per share exclude, among other specified items, the non-cash amortization of intangible assets, and include approximately 22.0 percentage points of accretion from the CareFusion acquisition. As reported, the Company expects full fiscal year diluted earnings per share to be between $6.23 and $6.30.

Conference Call Information

A conference call regarding BD’s first quarter results will be broadcast live on BD’s website, www.bd.com/investors, along with related slides, at 8:00 a.m. (ET) Wednesday, February 3, 2016. The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-800-585-8367 (domestic) and 1-404-537-3406 (international) through the close of business on Wednesday, February 10, 2016, confirmation number 20775429.

Non-GAAP Financial Measures/Financial Tables

This news release contains certain non-GAAP financial measures. Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

About BD

BD is a global medical technology company that is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. BD leads in patient and health care worker safety and the technologies that enable medical research and clinical laboratories. The company provides innovative solutions that help advance medical research and genomics, enhance the diagnosis of infectious disease and cancer, improve medication management, promote infection prevention, equip surgical and interventional procedures, optimize respiratory care and support the management of diabetes. The company partners with organizations around the world to address some of the most challenging global health issues. BD has more than 45,000 associates across 50 countries who work in close collaboration with customers and partners to help enhance outcomes, lower health care delivery costs, increase efficiencies, improve health care safety and expand access to health. For more information on BD, please visit www.bd.com.

***

This press release, including the section entitled “Fiscal 2016 Outlook for Full Year”, contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues and earnings per share. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially. These factors include, but are not limited to: risks relating to the integration of CareFusion’s operations, products and employees into BD and the possibility that the anticipated synergies and other benefits of the proposed acquisition will not be realized or will not be realized within the expected timeframe; potential cuts in governmental healthcare spending, which could result in reduced demand for our product or downward pricing pressure; measures to contain healthcare costs; adverse changes in regional, national or foreign economic conditions, including any impact on our ability to access credit markets and finance our operations, the demand for our products and services as a result of reduced government funding, lower utilization rates or otherwise, or our suppliers’ ability to provide products needed for our operations; changes in interest or foreign currency exchange rates; our ability to successfully integrate any businesses we acquire; the adverse impact of cyber-attacks on our information systems; competitive factors including technological advances and new products introduced by competitors; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; efficacy or safety concerns relating to product recalls; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; new or changing laws and regulations impacting our business or changes in enforcement practices with respect to such laws; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); future healthcare reform, including changes in government pricing and reimbursement policies or other cost containment reforms; the effects of potential pandemic diseases; and issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY

CONSOLIDATED INCOME STATEMENTS

(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended December 31,
	2015	2014	% Change
REVENUES	$2,986	$2,051	45.6

Cost of products sold	1,578	1,006	56.9
Selling and administrative expense	748	544	37.6
Research and development expense	187	129	45.1
Acquisition-related costs	121	23	NM

TOTAL OPERATING COSTS AND EXPENSES	2,635	1,702	54.8

OPERATING INCOME	352	349	0.8
Interest expense	(97)	(76)	27.5
Interest income	6	10	(41.9)
Other income, net	6	2	NM

INCOME BEFORE INCOME TAXES	266	285	(6.7)
Income tax provision	37	50	(24.9)

NET INCOME	$229	$236	(2.9)

EARNINGS PER SHARE
Basic Earnings per Share	$1.08	$1.22	(11.5)
Diluted Earnings per Share	$1.06	$1.20	(11.7)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	211,689	192,844
Diluted	216,294	197,000

NM - Not Meaningful

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES

Three Months Ended December 31,

(Unaudited; Amounts in millions)

	A	B	C	D=(A-B)/B	E=(C-B)/B
	As Reported		Adjusted 2015	% Change
	2015	2014		Reported	Adjusted
BD MEDICAL
Medication and Procedural Solutions	$491	$268	$491	83.2	83.2
Medication Management Solutions	444	—	444	NM	NM
Diabetes Care	134	123	134	9.2	9.2
Pharmaceutical Systems	63	66	63	(4.9)	(4.9)
Respiratory Solutions	139	—	139	NM	NM
Deferred Revenue Adjustment *	(6)	—	—	NM	—

TOTAL	$1,266	$457	$1,272	176.8	178.1

BD LIFE SCIENCES
Preanalytical Systems	$178	$172	$178	3.4	3.4
Diagnostic Systems	149	159	149	(6.3)	(6.3)
Biosciences	98	93	98	6.1	6.1

TOTAL	$425	$424	$425	0.3	0.3

TOTAL UNITED STATES	$1,691	$881	$1,697	92.0	92.6

*	In accordance with U.S. GAAP business combination accounting rules, CareFusion’s deferred revenue balance was written down to reflect a fair value measurement as of the acquisition date. The deferred revenue adjustment represents the amortization of this write-down which primarily relates to software maintenance contracts in the United States. Revenues for these contracts is typically deferred and recognized over the term of the contracts.

NM - Not Meaningful

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL

Three Months Ended December 31, (continued)

(Unaudited; Amounts in millions)

	A	B	C	D=(A-B)/B	E=(A-B-C)/B
	As Reported		FX Impact	% Change
	2015	2014		Reported	FXN
BD MEDICAL
Medication and Procedural Solutions	$357	$333	$(46)	7.4	21.3
Medication Management Solutions	106	—	(12)	NM	NM
Diabetes Care	121	141	(18)	(13.7)	(0.7)
Pharmaceutical Systems	133	141	(17)	(5.6)	6.2
Respiratory Solutions	69	—	(6)	NM	NM

TOTAL	$788	$615	$(100)	28.2	44.4

BD LIFE SCIENCES
Preanalytical Systems	$166	$182	$(25)	(8.6)	5.3
Diagnostic Systems	164	179	(22)	(7.9)	4.2
Biosciences	177	196	(16)	(9.4)	(1.1)

TOTAL	$508	$556	$(63)	(8.6)	2.7

TOTAL INTERNATIONAL	$1,295	$1,170	$(162)	10.7	24.6

NM - Not Meaningful

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL

Three Months Ended December 31, (continued)

(Unaudited; Amounts in millions)

	A	B	C	D	E=(A-B)/B	F=(A-B-D)/B	G=(C-B)/B	H=(C-B-D)/B
	As Reported		Adjusted 2015	FX Impact	% Change
	2015	2014			Reported	FXN	Adjusted	Adjusted FXN
BD MEDICAL
Medication and Procedural Solutions	$848	$601	$848	$(46)	41.2	48.9	41.2	48.9
Medication Management Solutions	550	—	550	(12)	NM	NM	NM	NM
Diabetes Care	256	263	256	(18)	(3.0)	3.9	(3.0)	3.9
Pharmaceutical Systems	197	208	197	(17)	(5.4)	2.6	(5.4)	2.6
Respiratory Solutions	209	—	209	(6)	NM	NM	NM	NM
Deferred Revenue Adjustment *	(6)	—	—	—	NM	NM	—	—

TOTAL	$2,054	$1,072	$2,060	$(100)	91.6	100.9	92.1	101.4

BD LIFE SCIENCES
Preanalytical Systems	$344	$353	$344	$(25)	(2.7)	4.4	(2.7)	4.4
Diagnostic Systems	313	338	313	(22)	(7.2)	(0.8)	(7.2)	(0.8)
Biosciences	276	288	276	(16)	(4.4)	1.2	(4.4)	1.2

TOTAL	$933	$979	$933	$(63)	(4.8)	1.7	(4.8)	1.7

TOTAL REVENUES	$2,986	$2,051	$2,992	$(162)	45.6	53.5	45.9	53.8

*	In accordance with U.S. GAAP business combination accounting rules, CareFusion’s deferred revenue balance was written down to reflect a fair value measurement as of the acquisition date. The deferred revenue adjustment represents the amortization of this write-down which primarily relates to software maintenance contracts in the United States. Revenues for these contracts is typically deferred and recognized over the term of the contracts.

NM - Not Meaningful

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE ADJUSTED REVENUE CHANGE - UNITED STATES

Three Months Ended December 31,

(Unaudited; Amounts in millions)

	A	B	C=A+B	D	E	F	G=D+E+F	H=(C-G)/G
	Reported 2015	Deferred Revenue Adjustment	Adjusted 2015	BD Reported 2014	CFN Reported 2014	Respiratory Adjustment ** 2014	Comparable Historical 2014	Comparable Adjusted % Change
BD MEDICAL
Medication and Procedural Solutions	$491	$—	$491	$268	$215	$—	$483	1.6
Medication Management Solutions	444	—	444	—	426	—	426	4.3
Diabetes Care	134	—	134	123	—	—	123	9.2
Pharmaceutical Systems	63	—	63	66	—	—	66	(4.9)
Respiratory Solutions	139	—	139	—	172	(23)	149	(6.6)
Deferred Revenue Adjustment *	(6)	6	—	—	—	—	—	—

TOTAL	$1,266	$6	$1,272	$457	$813	$(23)	$1,248	1.9

BD LIFE SCIENCES
Preanalytical Systems	$178	$—	$178	$172	$—	$—	$172	3.4
Diagnostic Systems	149	—	149	159	—	—	159	(6.3)
Biosciences	98	—	98	93	—	—	93	6.1

TOTAL	$425	$—	$425	$424	$—	$—	$424	0.3

TOTAL UNITED STATES	$1,691	$6	$1,697	$881	$813	$(23)	$1,671	1.5

*	In accordance with U.S. GAAP business combination accounting rules, CareFusion’s deferred revenue balance was written down to reflect a fair value measurement as of the acquisition date. The deferred revenue adjustment represents the amortization of this write-down which primarily relates to software maintenance contracts in the United States. Revenues for these contracts is typically deferred and recognized over the term of the contracts.
**	To reflect the impact of a distribution agreement change in the Respiratory Solutions unit that occurred toward the end of fiscal 2015, as if it had occurred as of October 1, 2014.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE FXN REVENUE CHANGE - INTERNATIONAL

Three Months Ended December 31, (continued)

(Unaudited; Amounts in millions)

	A	B	C	D=B+C	E	F=(A-D-E)/D
	Reported 2015	BD Reported 2014	CFN Reported 2014	Comparable Historical 2014	Comparable FX Impact	Comparable FXN % Change
BD MEDICAL
Medication and Procedural Solutions	$357	$333	$61	$394	$(46)	2.5
Medication Management Solutions	106	—	114	114	(12)	4.1
Diabetes Care	121	141	—	141	(18)	(0.7)
Pharmaceutical Systems	133	141	—	141	(17)	6.2
Respiratory Solutions	69	—	81	81	(6)	(7.2)

TOTAL	$788	$615	$256	$871	$(100)	1.9

BD LIFE SCIENCES
Preanalytical Systems	$166	$182	$—	$182	$(25)	5.3
Diagnostic Systems	164	179	—	179	(22)	4.2
Biosciences	177	196	—	196	(16)	(1.1)

TOTAL	$508	$556	$—	$556	$(63)	2.7

TOTAL INTERNATIONAL	$1,295	$1,170	$256	$1,426	$(162)	2.2

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE ADJUSTED FXN REVENUE CHANGE - TOTAL

Three Months Ended December 31, (continued)

(Unaudited; Amounts in millions)

	A	B	C=A+B	D	E	F	G=D+E+F	H	I=(C-G-H)/G
	Reported 2015	Deferred Revenue Adjustment	Adjusted 2015	BD Reported 2014	CFN Reported 2014	Respiratory Adjustment ** 2014	Comparable Historical 2014	Comparable FX Impact	Comparable Adjusted FXN % Change
BD MEDICAL
Medication and Procedural Solutions	$848	$—	$848	$601	$276	$—	$877	$(46)	2.0
Medication Management Solutions	550	—	550	—	539	—	539	(12)	4.3
Diabetes Care	256	—	256	263	—	—	263	(18)	3.9
Pharmaceutical Systems	197	—	197	208	—	—	208	(17)	2.6
Respiratory Solutions	209	—	209	—	254	(23)	231	(6)	(6.8)
Deferred Revenue Adjustment *	(6)	6	—	—	—	—	—	—	—

TOTAL	$2,054	$6	$2,060	$1,072	$1,069	$(23)	$2,118	$(100)	1.9

BD LIFE SCIENCES
Preanalytical Systems	$344	$—	$344	$353	$—	$—	$353	$(25)	4.4
Diagnostic Systems	313	—	313	338	—	—	338	(22)	(0.8)
Biosciences	276	—	276	288	—	—	288	(16)	1.2

TOTAL	$933	$—	$933	$979	$—	$—	$979	$(63)	1.7

TOTAL REVENUES	$2,986	$6	$2,992	$2,051	$1,069	$(23)	$3,098	$(162)	1.8

*	In accordance with U.S. GAAP business combination accounting rules, CareFusion’s deferred revenue balance was written down to reflect a fair value measurement as of the acquisition date. The deferred revenue adjustment represents the amortization of this write-down which primarily relates to software maintenance contracts in the United States. Revenues for these contracts is typically deferred and recognized over the term of the contracts.
**	To reflect the impact of a distribution agreement change in the Respiratory Solutions unit that occurred toward the end of fiscal 2015, as if it had occurred as of October 1, 2014.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

SAFETY REVENUES

(Unaudited; Amounts in millions)

	Three Months Ended December 31,
	A	B	C	D=(A-B)/B	E=(A-B-C)/B
	As Reported		FX Impact	% Change
	2015	2014		Reported	FXN
TOTAL SAFETY REVENUES
United States	$447	$309	$—	44.9	44.9
International	290	265	(38)	9.5	24.1

TOTAL	$737	$573	$(38)	28.6	35.3

BY SEGMENT
BD Medical	$467	$296	$(20)	57.9	64.5
BD Life Sciences	270	278	(19)	(2.7)	4.1

TOTAL	$737	$573	$(38)	28.6	35.3

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF SAFETY REVENUE CHANGE TO COMPARABLE FXN REVENUE CHANGE

(Unaudited; Amounts in millions)

	Three Months Ended December 31,
	A	B	C	D=B+C	E	F=(A-D-E)/D
	BD Reported 2015	BD Reported 2014	CFN Reported 2014	Comparable Historical 2014	Comparable FX Impact	Comparable FXN % Change
TOTAL SAFETY REVENUES
United States	$447	$309	$122	$431	$—	3.8
International	290	265	44	308	(38)	6.5

TOTAL	$737	$573	$166	$739	$(38)	4.9

BY SEGMENT
BD Medical	$467	$296	$166	$461	$(20)	5.4
BD Life Sciences	270	278	—	278	(19)	4.1

TOTAL	$737	$573	$166	$739	$(38)	4.9

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS

(Unaudited)

	Three Months Ended December 31,
	2015		2014		Growth	Foreign Currency Translation	Foreign Currency Neutral Growth	Growth %	Foreign Currency Neutral Growth %
Reported Diluted Earnings per Share	$1.06		$1.20		$(0.14)	$(0.26)	$0.12	(11.7%)	10.0%

Purchase Accounting Adjustments ($153 million or $120 million after-tax and $18 million or $12 million after-tax, respectively)	0.55	(1)	0.06	(2)
Restructuring Costs ($85 million or $53 million after-tax) (3)	0.25		—
Integration Costs ($35 million or $22 million after-tax and $13 million or $9 million after-tax, respectively) (3)	0.10		0.04
Transaction Costs ($10 million or $10 million after-tax) (3)	—		0.05
Financing Costs ($44 million or $28 million after-tax) (3)	—		0.14
Litigation-related Charge ($12 million or $7 million after-tax) (4)	—		0.04

Adjusted Diluted Earnings per Share	$1.96		$1.53		$0.43	$(0.27)	$0.70	28.1%	45.8%

(1)	Represents non-cash amortization expense of $150 million pre-tax associated with acquisition related identifiable intangible assets, including CareFusion, as well as the net amortization of purchase accounting adjustments of $3 million pre-tax to reflect CareFusion’s fixed assets, debt and deferred revenue balances at fair value as of the acquisition date.
(2)	Represents non-cash amortization expense associated with acquisition related identifiable intangible assets.
(3)	Represents restructuring, integration, transaction and financing costs associated with the CareFusion acquisition and portfolio rationalization.
(4)	Represents a charge for plaintiff’s attorneys’ fees associated with the unfavorable verdict in the antitrust and false advertising lawsuit filed against BD by RTI.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

FY2016 OUTLOOK RECONCILIATION

	FY2016 Outlook
	Revenues		FX Impact	FXN Basis
Full Year FY2016 Estimated Growth on a Reported Basis	20.0% - 20.5%		~(4.5%)	24.5% - 25.0%
Deferred Revenue Adjustment	NM		NM	NM
Adjusted Full Year FY2016 Estimated Growth	20.0% - 20.5%		~(4.5%)	24.5% - 25.0%

	Full Year FY2016		Full Year FY2015	% Increase
	(estimated)
Reported Fully Diluted Earnings per Share	$6.23 - 6.30		$3.35	NM
Purchase Accounting Adjustments	1.79		2.17
Restructuring Costs	0.25	(1)	0.80
Integration Costs	0.10	(1)	0.29
Transaction Costs	—		0.19
Financing Costs	—		0.31
Litigation-related Charge	—		0.04
Employee Termination Cost-related Amounts	—		(0.01)
Dilutive Share Impact	—		0.02

Adjusted Fully Diluted Earnings per Share	$8.37 - 8.44		$7.16	17.0% - 18.0%

FX Impact	$(0.64)			(9.0%)

Adjusted Fully Diluted Earnings per Share, FXN	$9.01 - 9.08			26.0% - 27.0%

NM—Not Meaningful

FXN—Foreign Currency Neutral

(1)	FY2016 restructuring and integration costs reflect year-to-date realized costs.